UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2013

GenCorp Inc.

(Exact name of registrant as specified in charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California	95742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 14, 2013, GenCorp Inc. (the “Company”) filed a Current Report on Form 8-K reporting the completion of the acquisition of substantially all of Pratt & Whitney Rocketdyne division (“Rocketdyne”) from United Technologies Corporation (“UTC”).

In July 2012, the Company signed a stock and asset purchase agreement (the “Original Purchase Agreement”) with UTC to acquire Rocketdyne from UTC for $550.0 million (the “Acquisition”). On June 10, 2013, the Federal Trade Commission (“FTC”) announced that it closed its investigation into the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On June 12, 2013, the Company entered into an amended and restated stock and asset purchase agreement, (the “Amended and Restated Purchase Agreement”) with UTC, which amended and restated the Original Purchase Agreement, as amended. On June 14, 2013, the Company completed the acquisition of substantially all of Rocketdyne pursuant to the Amended and Restated Purchase Agreement.

The aggregate consideration to UTC was $411.2 million, paid in cash, which represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the expected future acquisition of UTC’s 50% ownership interest of RD Amross, LLC (“RD Amross”), (a joint venture with NPO Energomash of Khimki, Russia which sells RD-180 engines to RD Amross), and the portion of the UTC business that markets and supports the sale of RD-180 engines. The acquisition of UTC’s 50% ownership interest of RD Amross and UTC’s related business is expected to close following receipt of the Russian governmental regulatory approvals.

Under parts (a) and (b) of Item 9.01 therein, the Company stated that it would file the required historical financial statements and pro forma information by amendment no later than 71 days following the June 14, 2013 Form 8-K filing. This Form 8-K/A amends the June 14, 2013 Form 8-K in order to provide the required historical financial statements and pro forma information. Except for filing of the historical financial statements and pro forma financial information, the June 14, 2013 Form 8-K is not being amended or updated in any other manner.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of December 31, 2012 and 2011 and for each of the three fiscal years ended December 31, 2012 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

The unaudited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of GenCorp Inc. and Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of and for the six months ended May 31, 2013 and for the fiscal year ended November 30, 2012 are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of December 31, 2012 and 2011 and for each of the three fiscal years ended December 31, 2012.

99.2	Unaudited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012.

99.3	Unaudited pro forma condensed combined financial information of GenCorp Inc. and Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of and for the six months ended May 31, 2013 and the fiscal year ended November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2013	GENCORP INC.

	By:	/s/ Kathleen E. Redd

		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of December 31, 2012 and 2011 and for each of the three fiscal years ended December 31, 2012.

99.2	Unaudited Combined and Consolidated Financial Statements of Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012.

99.3	Unaudited pro forma condensed combined financial information of GenCorp Inc. and Pratt & Whitney Rocketdyne (a component of United Technologies Corporation) as of and for the six months ended May 31, 2013 and for fiscal year ended November 30, 2012.

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